SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2006

SILICON GRAPHICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Crittenden Lane Mountain View, CA	94043-1351
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 960-1980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Post-Petition Loan and Security Agreement

On June 26, 2006, Silicon Graphics, Inc. (the “Company”) received Court approval of a previously announced $130 million financing facility, which will be used to fund day-to day operations during the Company’s reorganization process. On June 28, 2006, the Company and certain of its subsidiaries (collectively, and together with the Company, the “Borrowers”) entered into a Post-Petition Loan and Security Agreement (the “Financing Agreement”) with certain lenders identified on the signature pages thereof (the “Lenders”), Morgan Stanley Senior Funding, Inc., as administrative agent, sole lead arranger and sole bookrunner, and Wells Fargo Foothill, Inc., as collateral agent, revolving agent and syndication agent.

The Financing Agreement contemplates a $130 million financing facility, which consists of a $100 million term loan (the “Term Loan”) and a $30 million revolving line of credit comprising two types of advances (“Revolver A Advances” and “Revolver B Advances”, respectively).

The Financing Agreement is secured by certain assets of the Borrowers. The interest rate under the Term Loan is the per annum rate equal to the sum of the rate of interest announced, from time to time, within Wells Fargo Bank, N.A., at its principal office in San Francisco as its prime rate (the “Base Rate”) plus 700 basis points. The interest rate under the Revolver A Advances is the per annum rate equal to, at the Borrower’s election, (i) the Base Rate plus 75 basis points or (ii) the rate based on the applicable rate on the London interbank market (the “Base LIBOR” and, as adjusted for any applicable percentage prescribed by the Board of Governors of the Federal Reserve System as eurocurrency reserves, the “LIBOR Rate”) plus 300 basis points. The interest rate under the Revolver B Advances is the per annum rate equal to, at the Borrower’s election, (i) the Base Rate plus 325 basis points or (ii) the LIBOR Rate plus 525 basis points.

In any fiscal year in which any sale or disposition by the Borrower or any of their subsidiaries of property or assets (other than sales of inventory or equipment in the ordinary course of business) exceeds $500,000, the Borrowers are required to pay 100% of the net proceeds from any such sale or disposition to the Lender as prepayment on the outstanding obligations under the Financing Agreement. In any fiscal year in which the Borrowers have extraordinary receipts in excess of $250,000, the Borrowers are required to pay 100% such excess to the Lender as prepayment on the outstanding obligations under the Financing Agreement.

The Financing Agreement terminates and all outstanding borrowed amounts under the Financing Agreement become due on the earliest to occur of (i) the date a plan of reorganization confirmed under chapter 11 of title 11, United States Code, becomes effective, (ii) the date on which an event of default occurs and is continuing, (ii) the date of any decision by the board of directors of any Borrower to proceed with the sale or liquidation of any Borrower without the consent of all of the Lenders, (iv) November 10, 2006, and (v) the date the Borrowers pay all of the required Lenders in full and terminate the term loan under the Financing Agreement, unless terminated earlier in accordance with the terms of the Financing Agreement.

The foregoing description of the Financing Agreement is qualified in its entirety by reference to the Financing Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

On June 27, 2006, the Company issued a press release announcing that the Court had granted approval of the Financing Agreement. A copy of the press release is incorporated herein by reference as Exhibit 99.1.

Lease Modification and Termination Agreement

On June 27, 2006, pursuant to an order of the United States Bankruptcy Court for the Southern District of New York which became final on June 26, 2006, the Company closed on a previously announced settlement to restructure the Company’s lease obligations at the Company’s Amphitheatre Technology Center (“ATC”) and Crittenden Technology Center (“CTC”) campuses located in Mountain View, California. Under the Lease Modification and Termination Agreement, dated June 15, 2006 (the “Lease Modification”), by and among the Company and certain of its subsidiaries, and WXIII/Crittenden Realty A/B, L.L.C., WXIII/Crittenden Realty C, L.L.C. and WXIII/Crittenden Realty D, L.L.C. and WXIII/Amphitheatre Realty, L.L.C. (collectively the “Landlords”), three leases covering the ATC and CTC campuses will be terminated and/or amended.

Under the Lease Modification, the Company is obligated to vacate the premises under two of the three leases by June 30, 2006 (one of which premises, the ATC campus, had already been vacated and subleased to Google, Inc. prior to this transaction, and the other of which the Company vacated on or about June 27, 2006), and to vacate the premises under the third lease by November 30, 2006. The Lease Modification permitted the Landlords to immediately draw in the amount of $24,550,000 on a letter of credit securing the lease of the ATC campus and required them to cause the return and cancellation of the remaining $8,706,234 letter of credit, which events occurred on June 27, 2006. In addition, upon the Company vacating the second premises prior to June 30, 2006, the Landlords caused the return and cancellation of a letter of credit in the amount of $6,000,000 and return of a security deposit in the amount of $265,000 securing obligations under the corresponding lease. Upon the Company vacating the third and final premises by November 30, 2006, the Landlords are obligated to cause the return and cancellation of a letter of credit in the amount of $4,500,000 securing obligations under the corresponding lease. The Company’s rent and other obligations under the respective leases terminate upon vacating the relevant premises.

The foregoing description of the Lease Modification is qualified in its entirety by reference to the Lease Modification, which is incorporated herein by reference and attached hereto as Exhibit 10.2.

In addition, the parties entered into a Settlement Agreement dated June 15, 2006, providing for, among other things, the parties to execute and deliver a series of documents in order to fully and finally settle and resolve all disputes between them with respect to the leases and letters of credit noted above, including mutual releases for claims related to such leases and letters of credit.

Item 1.02 Termination of a Material Definitive Agreement.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Lease Modification and Termination Agreement is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Financing Agreement is incorporated by reference into this Item 2.03.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 28, 2006, Silicon Graphics, Inc. (the “Company”) approved a restructuring plan that will include reductions in its workforce of approximately 90 positions or 5% of the Company’s global workforce. On June 29, 2006, the Company began to implement these restructuring actions with notifications to affected employees in North America and certain other locations. The balance of the notifications will follow over a reasonable period, consistent with business and local legal requirements in other parts of the world. The Company expects the workforce reductions to be materially completed by the end of calendar year 2006. These actions are part of the Company’s previously announced efforts to reduce costs and improve liquidity. The Company currently estimates that the total costs to be incurred in connection with these restructuring actions will be between $5 million and $7 million, consisting principally of severance benefits. Substantially all of these costs, which will be incurred over the next several quarters, will require the outlay of cash.

In addition, as disclosed in Item 1.01 above, on June 27, 2006, the Company closed on a previously announced settlement to restructure the Company’s lease obligations at the Company’s Amphitheatre Technology Center (“ATC”) and Crittenden Technology Center (“CTC”) campuses located in Mountain View, California. In connection with this transaction and pursuant to the terms of the Lease Modification and Termination Agreement described in Item 1.01, the Company is obligated to vacate certain of its facilities at the CTC campus and has been released from its obligations related to the previously vacated ATC campus and portions of the CTC campus. The Company expects that this settlement and the actions taken during the fourth quarter to vacate portions of the CTC campus will result in a facilities-related credit of between $18 and $20 million. This credit is primarily the result of the reversal of previously accrued restructuring liabilities related to the ATC and CTC campuses. The Company expects this credit to be reflected in its financial statements for the quarter ending June 30, 2006.

In addition to historical information, this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K, including statements regarding the Company’s future financial position and results, are forward-looking statements. All information set forth herein is current as of the date of this Current Report on Form 8-K. The Company undertakes no duty to update any statement in light of new information or future events. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” section of the Company’s SEC filings, including, but not limited to, its Form 10-Q for the quarter ended December 30, 2005 and Form 8-K filed on June 27, 2006.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Post-Petition Loan and Security Agreement dated June 28, 2006.

10.2	Lease Modification and Termination Agreement dated June 15, 2006.

99.1	Press Release dated June 27, 2006 (incorporated by reference to the Registrant’s current report on Form 8-K filed June 27, 2006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: June 29, 2006	By:	/s/ Barry Weinert
Barry Weinert
Vice President and
General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Post-Petition Loan and Security Agreement dated June 28, 2006.

10.2	Lease Modification and Termination Agreement dated June 15, 2006.

99.1	Press Release dated June 27, 2006 (incorporated by reference to the Registrant’s current report on Form 8-K filed June 27, 2006).